UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2023

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33296			20-5665602
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)			(I.R.S. Employer Identification No.)

6300 S. Syracuse Way	Suite 300	Centennial	Colorado	80111
(Address of Principal Executive Offices)				(Zip Code)
(303) 792-3600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, par value $0.01 per share	NCMI	The Nasdaq Stock Market LLC
(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.
Reverse Stock Split
To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Approval of Company's Certificate of Incorporation to effect a reverse stock split
On August 3, 2023 (the “Effective Date”), National CineMedia, Inc., (the “Company” or “NCM, Inc.”) filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-10 reverse stock split of the Company’s issued and outstanding common stock, par value $0.01 per share (the “Common Stock”), effective upon the filing of the Certificate of Amendment (the “Reverse Stock Split”). The Common Stock will be quoted on the Nasdaq Stock Market on a post-split basis at the open of business on August 4, 2023.
The Company's stockholders approved the Certificate of Amendment at a Special Meeting held on August 2, 2023, with a stock split ratio range between 1-for-10 and 1-for-100, with the ultimate ratio, implementation and timing to be determined by the Board of Directors (the "Board") in its sole discretion. The Board approved the final ratio on August 2, 2023.
Effects of the Reverse Stock Split
The Reverse Stock Split reduces the total number of issued and outstanding shares of Common Stock by a ratio of 1-for-10. Accordingly, each of our stockholders will own fewer shares of Common Stock as a result of the Reverse Stock Split. However, the Reverse Stock Split affects all stockholders uniformly and does not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in an adjustment to a stockholder’s ownership of Common Stock due to the treatment of fractional shares in the Reverse Stock Split as outlined below.
The Company is currently authorized to issue a maximum of 260,000,000 shares of our Common Stock. As of the effective date of the Reverse Stock Split, there were 174,191,498 shares of the Company's Common Stock issued and outstanding. Although the number of authorized shares of Common Stock does not change as a result of the Reverse Stock Split, the number of shares of Common Stock issued and outstanding is reduced in proportion to the ratio approved by the Board. Thus, the Reverse Stock Split effectively increases the number of authorized and unissued shares of Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. The Company does not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected, other than in connection with the Modified First Amended Plan of Reorganization of National CineMedia, LLC Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 428] (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto, the “Plan”) and the Restructuring Support Agreement.
Symbol; CUSIP Number
In connection with the Reverse Stock Split, the CUSIP number for the Common Stock will change to 635309206. The trading symbol for the Company, NCMI, will remain unchanged.
Split Adjustment; Treatment of Fractional Shares.

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to: (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split divided by (ii) 10.
The Company does not intend to issue fractional shares in the event that a stockholder owns a number of shares of Common Stock that is not evenly divisible by the Reverse Stock Split ratio. When the Reverse Stock Split is effected, each fractional share of Common Stock will be:
•rounded up to the nearest whole share of Common Stock after all of the fractional interests of a holder have been aggregated, if such shares of Common Stock are held directly; or
•rounded down to the nearest whole share of Common Stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.
Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 10 and multiplying the exercise or conversion price thereof by 10, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities.
Exchange of Share Certificates
Each certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split Common Stock at the effective time of the Reverse Stock Split. As soon as practicable after the Effective Date, Computershare (the “Transfer Agent”) will mail a letter of transmittal to the Company’s stockholders containing instructions on how a stockholder should surrender its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock to the Transfer Agent in exchange for certificate(s) representing post-Reverse Stock Split shares of Common Stock. No certificate(s) representing post-Reverse Stock Split shares of Common Stock will be issued to a stockholder until such stockholder has surrendered all certificate(s) representing pre-Reverse Stock Split shares of Common Stock, together with a properly completed and executed letter of transmittal, to the Transfer Agent. No stockholder will be required to pay a transfer or other fee to exchange its, his or her certificate(s) representing pre-Reverse Stock Split shares of Common Stock for certificate(s) representing post-Reverse Stock Split shares of Common Stock registered in the same name.
Stockholders who hold uncertificated shares of Common Stock electronically in “book-entry” form will have their holdings electronically adjusted by the Transfer Agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. If any certificate(s) or book-entry statement(s) representing pre-Reverse Stock Split shares of Common Stock to be exchanged contain a restrictive legend or notation, as applicable, the certificate(s) or book-entry statement(s) representing post-Reverse Stock Split shares of Common Stock will contain the same restrictive legend or notation.
Any stockholder whose share certificate(s) representing pre-Reverse Stock Split shares of Common Stock has been lost, stolen or destroyed will only be issued post-Reverse Stock Split Common Stock after complying with the requirements that the Company and the Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.
The foregoing summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.07    Submission of Matters to a Vote of Security Holders

The matter that was voted upon at the Special Meeting on August 2, 2023, and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matter are set forth below.

Proposal No. 1 — Adopt the Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split

Type of Security	For	Against	Abstentions	Broker Non-Votes
Common Stock	75,279,465	2,515,152	66,010	—
Series A Preferred	1,087,350,000	—	—	—
Total	1,162,629,465	2,515,152	66,010	—
This proposal required the approval of both (i) the affirmative vote of a majority of the votes cast by the holders of shares of the Common Stock and Series A Preferred stock, voting together as a class, and (ii) the affirmative vote of a majority of the votes cast by the holders of shares of the Common Stock. Both voting standards were satisfied at the Special Meeting and the proposal was approved.
Item 7.01    Regulation FD Disclosure
On August 3, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act.
Cautionary Statement Regarding Forward Looking Statements
This Current Report on Form 8-K contains various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect management’s current expectations or beliefs regarding future events, including with respect to the Reverse Stock Split and the Plan, and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments in the Chapter 11 case that prevent, delay or negatively impact a resolution of discussions with lenders and other financial, operational and legal risks and uncertainties detailed from time to time in cautionary statements contained in the filings of the Company with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this Current Report. Investors are cautioned that reliance on these forward-looking statements involve risks and uncertainties. Although the Company believes that the assumptions used in the forward-looking statements are reasonable, any of these assumptions could prove to be inaccurate and, as a result, actual results could differ materially from those expressed or implied in the forward-looking statements.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation, dated August 3, 2023.
99.1	Press Release of National CineMedia, Inc. dated August 3, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: August 3, 2023	By:	/s/ Ronnie Y. Ng
Ronnie Y. Ng
Chief Financial Officer